UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 1, 2015 (May 29, 2015)

Ferrellgas Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-11331	43-1698480
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7500 College Blvd., Suite 1000, Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  913-661-1500

n/a

Former name or former address, if changed since last report

Ferrellgas Partners Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-06693	43-1742520
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7500 College Blvd., Suite 1000, Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  913-661-1500

n/a

Former name or former address, if changed since last report

Ferrellgas, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50182	43-1698481
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7500 College Blvd., Suite 1000, Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  913-661-1500

n/a

Former name or former address, if changed since last report

Ferrellgas Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50183	14-1866671
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7500 College Blvd., Suite 1000, Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  913-661-1500

n/a

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

Ferrellgas Partners, L.P. (the “Partnership”) has provided preliminary estimates of its unaudited results for the nine months ended April 30, 2015 as Exhibit 99.1.

Ferrellgas, L.P. (the “Operating Partnership”) has provided preliminary estimates of its unaudited results for the nine months ended April 30, 2015 as Exhibit 99.2.

The Partnership’s and the Operating Partnership’s consolidated financial statements for the nine months ended April 30, 2015 are not yet available to be filed with the SEC.  The current expectations with respect to the unaudited results for this period are based upon management estimates.  These preliminary estimates are subject to the completion of financial closing procedures.  Accordingly, these preliminary estimates may change and those changes may be material.  You should not place undue reliance on these estimates.

Item 8.01. Other Events.

Bridger Logistics

As previously announced, on May 29, 2015 the Partnership entered into a purchase and sale agreement with Bridger, LLC (“Bridger”) to acquire from Bridger all of the outstanding membership interests of Bridger Logistics, LLC (“Bridger Logistics”) and its subsidiaries (the “Bridger Logistics Acquisition”). A description of Bridger Logistics’ business, selected financial data, and management’s discussion and analysis of financial condition and results of operations with respect to certain historical financial statements are filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

Risk Factors Supplement

As part of the filing of this Current Report on Form 8-K, the Partnership intends to revise, clarify and supplement its risk factors, including those contained in the Partnership’s Annual Report on Form 10-K for the year ended July 31, 2014. The risk factors below should be considered together with the other risk factors described in the Partnership’s Annual Report on Form 10-K for the year ended July 31, 2014 and other filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Even if the Bridger Logistics Acquisition is completed, we may fail to realize the growth prospects and cost savings anticipated as a result of the Bridger Logistics Acquisition.

On May 29, 2015, we signed the Purchase and Sale Agreement for the Bridger Logistics Acquisition. We expect the Bridger Logistics Acquisition to close in July 2015, subject to customary closing conditions. However, there can be no assurance that the Bridger Logistics Acquisition will be completed.

There are a number of risks and uncertainties relating to the Bridger Logistics Acquisition. For example, the Bridger Logistics Acquisition may not be completed, or may not be completed in the time frame, on the terms, or in the manner currently anticipated, as a result of a number of factors, including, among other things, the failure to satisfy one or more of the conditions to closing. There can be no assurance that the conditions to closing of the Bridger Logistics Acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the Bridger Logistics Acquisition. In addition, both we and Bridger Logistics have the ability to terminate the Purchase and Sale Agreement under certain circumstances. Failure to complete the Bridger Logistics Acquisition would prevent us and Bridger Logistics from realizing the anticipated benefits of the Bridger Logistics Acquisition. We would also remain liable for significant transaction costs, including legal, accounting and financial advisory fees. In addition, the market price of our common units may reflect various market assumptions as to whether the Bridger Logistics Acquisition will be completed. Consequently, the completion of, the failure to complete, or any delay in the closing of the Bridger Logistics Acquisition could result in a significant change in the market price of our common units.

Uncertainties associated with the Bridger Logistics Acquisition may cause a loss of management personnel and other key employees that could adversely affect our future business, operations and financial results following the Bridger Logistics Acquisition.

Whether or not the Bridger Logistics Acquisition is completed, the announcement and pendency of the Bridger Logistics Acquisition could disrupt Bridger Logistics’ and our respective businesses. We and Bridger Logistics are both dependent on the experience and industry knowledge of our respective senior management and other key employees to execute our respective business plans. Our success after the Bridger Logistics Acquisition will depend in part upon our and Bridger Logistics’ ability to retain our respective key management personnel and other of our respective key employees in advance of the Bridger Logistics Acquisition, and of our ability to do so following the Bridger Logistics Acquisition. Our current and prospective employees and those of Bridger Logistics may experience uncertainty about their roles following the Bridger Logistics Acquisition, which may have an adverse effect on our or Bridger Logistics’ current ability to attract or retain key management and other key personnel or our ability to do so following the Bridger Logistics Acquisition.

Accordingly, no assurance can be given that following the Bridger Logistics Acquisition we will be able to attract or retain key management personnel and other key employees to the same extent that we and Bridger Logistics have done in the past. In addition, following the Bridger Logistics Acquisition, we might not be able to locate suitable replacements for any such key employees who leave us or Bridger Logistics or offer employment to potential replacements on satisfactory terms.

The pro forma financial statements included in this report are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the Bridger Logistics Acquisition.

The pro forma financial statements included in this report are presented for illustrative purposes only, are based on various adjustments and assumptions, many of which are preliminary, and may not be an indication of our financial condition or results of operations following the Bridger Logistics Acquisition. Our actual financial condition and results of operations following the Bridger Logistics Acquisition may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial data may not prove to be accurate, and other factors may affect our financial condition or results of operations following the Bridger Logistics Acquisition.

We may not be able to obtain debt financing for the Bridger Logistics Acquisition on expected or acceptable terms, which could make the Bridger Logistics Acquisition less accretive.

We intend to finance the Bridger Logistics Acquisition with the proceeds of a notes offering and a common units offering. The notes issuers may not be able to issue the notes on expected or acceptable terms, in which case we would fund a portion of the Bridger Logistics Acquisition through a bridge facility, which would make the Bridger Logistics Acquisition less accretive.

As a result of the additional indebtedness incurred to consummate the Bridger Logistics Acquisition, we may experience a potential material adverse effect on our financial condition and results of operations.

The consummation of the Bridger Logistics Acquisition is not subject to a financing condition. We plan to fund the cash portion of the consideration for the Bridger Logistics Acquisition through a combination of the net proceeds from a notes offering and the net proceeds from a common units offering.

Our issuance of notes could also have adverse consequences on our business, such as:

•                                          requiring us to use a substantial portion of our cash flow from operations to service our indebtedness, which would reduce the available cash flow to fund working capital, capital expenditures, development projects and other general corporate purposes and reduce cash for distributions;

•                                          limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;

•                                          increasing the costs of incurring additional debt;

•                                          limiting our ability to compete with other companies that are not as highly leveraged, as we may be less capable of responding to adverse economic and industry conditions;

•                                          restricting us from making strategic acquisitions, developing properties or exploiting business opportunities;

•                                          restricting the way in which we conduct our business because of financial and operating covenants in the agreements governing our existing and future indebtedness;

•                                          exposing us to potential events of default (if not cured or waived) under covenants contained in our debt instruments that could have a material adverse effect on our business, financial condition and operating results; and

•                                          limiting our ability to react to changing market conditions in our industry.

The impact of any of these potential adverse consequences could have a material adverse effect on our results of operations, financial condition and liquidity.

As a result of the Bridger Logistics Acquisition, we anticipate that the scope and size of our operations and business will substantially change. We cannot provide assurance that our expansion in size and into the midstream domestic crude oil transportation and logistics industry will be successful.

We anticipate that the Bridger Logistics Acquisition will substantially expand the scope and size of our business by adding substantial midstream crude oil assets and operations to our existing assets and operations. Prior to the Bridger Logistics Acquisition, our operations consisted of propane and related equipment sales and the operation of salt water disposal wells. Bridger Logistics’ operations focus on providing domestic crude oil transportation and logistics, which is a new line of business for us. Providing domestic crude oil transportation and logistics requires different operating strategies and managerial expertise than our current operations and are subject to additional or different regulatory requirements. As of May 31, 2015, Bridger Logistics’ business included approximately 280 employees and its asset base included over 610 specialized tractor-trailers, 19 pipeline injection terminals, approximately 38 MBbls/d of capacity on multiple crude pipelines, 1,394 newly-built rail cars and rail loading and unloading terminals and barge capacity to transport a minimum of 65 MBbls/d.

The anticipated future growth of our business will impose significant added responsibilities on management, including the need to identify, recruit, train and integrate additional employees. The rapid and significant growth may place strain on our administrative and operational infrastructure. Our senior management’s attention may be diverted from the management of daily operations to the integration of the assets acquired in the Bridger Logistics Acquisition. Our ability to manage our business and growth will require us to continue to improve our operational, financial and management controls, reporting systems and procedures. We may also encounter risks, costs and expenses associated with any undisclosed or other unanticipated liabilities, use more cash and other financial resources on integration and implementation activities than we expect. We may not be able to successfully integrate Bridger Logistics’ operations into our existing operations, successfully manage this new line of business or realize the expected economic benefits of the Bridger Logistics Acquisition, which may have a material adverse effect on our business, financial condition and results of operations, including our distributable cash flow.

Bridger Logistics has and continues to experience material weaknesses in its internal controls over financial reporting and, following the acquisition of Bridger Logistics, we may experience and be required to disclose material weaknesses in relation to the operations of Bridger Logistics and may not be able to accurately report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of the Partnership’s common units.

Bridger Logistics’ management is aware of certain material weaknesses in internal control over financial reporting that were identified during the performance of their historical annual audits. Under standards established by the Public Company Accounting Oversight Board, a material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected and corrected on a timely basis.

In the future, our actions may not be sufficient to remediate the material weaknesses relating to the operations of Bridger Logistics. As a result, it is possible that a material misstatement of annual or interim financial statements will not be prevented or detected and corrected on a timely basis, or that material information is not disclosed on a timely basis. A material misstatement in the results of the Bridger Logistics business could result in a material misstatement in our consolidated results and may result in the loss of investor confidence in the accuracy and completeness of our financial reports, which would cause the price of the Partnership’s common units to decline. Even if no material misstatement occurs, if actions taken are not sufficient to remediate the material weaknesses, we may be unable to conclude that the internal controls over financial reporting, or the disclosure controls and procedures, are effective, and may be required to disclose material weaknesses in our controls. As a result, we could lose investor confidence in the accuracy and completeness of our financial reports, which would likely cause the price of the Partnership’s common units to decline.

Changes in demand for and production of hydrocarbon products could have a material adverse effect on Bridger Logistics’ results of operations and cash flows.

In recent years, the price of crude oil has been volatile, and we expect this volatility to continue.  Generally, the price of crude oil is subject to fluctuations in response to changes in supply, demand, market uncertainty and a variety of other uncontrollable factors, such as: (i) the level of domestic production and consumer demand; (ii) the availability of imported oil and actions taken by foreign oil producing nations; (iii) the availability of alternative transportation systems with adequate capacity; (iv) the availability of competitive fuels; (v) fluctuating and seasonal demand for oil and other hydrocarbon products; (vi) the impact of conservation efforts; (vii) governmental regulation and taxation; and (viii) prevailing economic conditions.

The crude oil currently transported by Bridger Logistics originates from existing domestic resource basins, which naturally deplete over time.  To offset this natural decline, Bridger Logistics’ assets will need access to production from newly discovered properties.  Many economic and business factors beyond our control can adversely affect the decision by producers to explore for and develop new reserves.  These factors could include relatively low oil prices, cost and availability of equipment and labor, regulatory changes, capital budget limitations, the lack of available capital or the probability of success in finding hydrocarbons.  A decrease in exploration and development activities in the regions where Bridger Logistics’ assets are located could result in a decrease in volumes transported over time, which materially and adversely affect Bridger Logistics’ results of operations and cash flows.

Bridger Logistics may not be able to compete effectively in its logistics activities, and its business is subject to the risk of a capacity overbuild of midstream energy infrastructure in the areas where it operates.

Bridger Logistics faces competition in all aspects of its business and we can give no assurances that we and it will be able to compete effectively against its competitors.  In general, competition comes from a wide variety of players in a wide variety of contexts, including new entrants and existing players and in connection with day-to-day business, expansion capital projects, acquisitions and joint venture activities.  Some of Bridger Logistics’ competitors have capital resources many times greater than its or ours and may contract to control greater supplies of crude oil.

A significant driver of competition in some of the markets where Bridger Logistics operates (including, for example, the Eagle Ford, Permian Basin, and Rockies/Bakken areas) is the rapid development of new midstream energy infrastructure capacity driven by the combination of (i) significant increases in oil and gas production and development in the applicable production areas, both actual and anticipated, (ii) relatively low barriers to entry and (iii) generally widespread access to relatively low cost capital.  Accordingly, Bridger Logistics is exposed to the risk that these areas become overbuilt and/or oversupplied, resulting in an excess of oil transportation, logistics and infrastructure capacity.  Bridger Logistics is also exposed to the risk that expectations for oil and gas development in any particular area may not be realized or that too much capacity is developed relative to the demand for services that ultimately materializes.  In addition, as an established player in some markets, Bridger Logistics may also face competition from aggressive new entrants to the market that are willing to provide services at a discount in order to establish relationships and gain a foothold in the market.

Rail and marine transportation of crude oil have inherent operating risks.

Bridger Logistics’ operations include transporting crude oil on railcars or barges. Such cargos are at risk of being damaged or lost because of events such as derailment, marine disaster, inclement weather, mechanical failures, grounding or collision, fire, explosion, environmental accidents, piracy, terrorism and political instability. Such occurrences could result in death or injury to persons, loss of property or environmental damage, delays in the delivery of cargo, loss of revenues, termination of contracts, governmental fines, penalties or restrictions on conducting business, higher insurance rates and damage to its or our reputation and customer relationships generally. Any of these circumstances or events could increase Bridger Logistics’ costs or lower its revenues.

The minimum volume commitment under Bridger Logistics’ Monroe Energy agreement depends on Monroe Energy’s maintaining a specified minimum volume.

It is likely that Bridger Logistics’ largest revenue-generating contract will be its contract with Monroe Energy pursuant to which it transports crude oil via rail and barge from the Bakken region to

Monroe Energy’s refinery in Trainer, Pennsylvania. That agreement contains a minimum volume commitment and payment obligation from Monroe Energy of 65 MBbls per day. However, that commitment would be suspended in the case of force majeure, and also would be suspended for any month in which Bridger Logistics delivers less than an average of 35 MBbls per day for such month to Monroe Energy. If Monroe Energy’s demand for crude oil drops below that threshold for a material length of time, whether because of a force majeure event or otherwise, that would adversely affect Bridger Logistics’ cash flows.

The trucking industry and the market for the transportation of crude oil are extremely competitive.

The most significant competitive factor that impacts demand for Bridger Logistics’ fleet of crude oil transportation trucks is rates, and Bridger Logistics may be forced to lower our rates based on the pricing decisions of its competitors, which would reduce its profitability. In addition to other companies with trucking businesses, Bridger Logistics also competes with pipelines and railroads to transport crude oil. An increase in pipeline and rail infrastructure could adversely affect Bridger Logistics’ market share and profitability. Competition from non-trucking modes of transportation would likely increase if state or federal fuel taxes were to increase without a corresponding increase in taxes imposed upon other modes of transportation.

Increased trucking and rail regulations may increase Bridger Logistics’ costs or make it more difficult for it to attract or retain qualified drivers, which could negatively affect its results of operations.

In connection with the trucking services Bridger Logistics provides, it operates as a motor carrier and, therefore, is subject to regulation by the Department of Transportation (the “DOT”), and by various state agencies. These regulatory authorities exercise broad powers, governing activities such as the authorization to engage in motor carrier operations and regulatory safety. The trucking industry is subject to possible regulatory and legislative changes that may affect the economics of the industry by requiring changes in operating practices or by changing the demand for common or contract carrier services or the cost of providing truckload services. These possible changes include increasingly stringent environmental regulations, changes in the regulations that govern the amount of time a driver may drive in any specific period, onboard black box recorder devices or limits on vehicle weight and size.

Similarly, Bridger Logistics’ rail transportation operations are subject to regulation by the DOT and other agencies.  Recent derailments of trains carrying crude oil have brought increased attention by regulators to the transport of flammable materials by rail. In May 2015, the DOT issued final rules for oil-by-rail transportation requiring that certain older tank cars be phased out of operation and that new tank cars comply with certain design requirements. All tank cars built after October 1, 2015 must meet these new standards. DOT-111 tank cars must be retrofitted or replaced within three years and CPC-1232 tank cars without insulating jackets must be retrofitted or replaced within five years. Bridger Logistics estimates that it will cost approximately $30 million to bring its tank cars into compliance with the new standards.  Failure to meet these compliance deadlines or other requirements could result in fines or other penalties, and could affect Bridger Logistics’ costs or operations.

Compliance with environmental, health and safety laws and regulations could result in costs or liabilities.

Bridger Logistics’ crude oil logistics operations are subject to stringent federal, state and local laws and regulations relating to the discharge of materials into the environment or otherwise relating to protection of the environment or human health and safety. Compliance with current and future environmental laws and regulations may increase its overall cost of business, including its capital costs to construct, maintain and upgrade equipment and facilities. Failure to comply with these laws and regulations may result in the assessment of significant administrative, civil and criminal penalties, the imposition of investigatory and remedial liabilities, and even the issuance of injunctions that may restrict or prohibit some or all of its operations. Furthermore, environmental laws and regulations are subject to change, resulting in potentially more stringent requirements, and we cannot provide any assurance that the cost of compliance with current and future laws and regulations will not have a material effect on the results of operations or earnings associated with the Bridger Logistics business.

California Class-Action Litigation

In October 2014, putative class action cases naming the Partnership and the Operating Partnership as defendants were filed in California relating to residual propane remaining in the tank after use. The Partnership and the Operating Partnership believe they have strong defenses to the claims and intend to vigorously defend against the consolidated case.  The Partnership and the Operating Partnership do not believe loss is probable or reasonably estimable at this time.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements.” All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Partnership and the Operating Partnership expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership and the Operating Partnership based on their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership and the Operating Partnership, which may cause the Partnership’s and the Operating Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read the Partnership’s and the Operating Partnership’s Annual Report on Form 10-K and the Partnership’s and the Operating Partnership’s other filings with the SEC for a discussion of risks and uncertainties that could cause actual results to differ. The Partnership and the Operating Partnership disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited consolidated financial statements of Bridger Logistics as of and for the years ended December 31, 2014, 2013, and 2012 and the notes thereto, together with the reports of KPMG LLP, independent auditors, and James, Hardy, Haley CPA, independent auditors, with respect thereto, are included as Exhibit 99.4 to this Current Report on Form 8-K and are incorporated into this Item 9.01 by reference.

The unaudited consolidated financial statements of Bridger Logistics as of March 31, 2015 and for the quarters ended March 31, 2015 and 2014 and the notes thereto are included as Exhibit 99.5 to this Current Report on Form 8-K and are incorporated into this Item 9.01 by reference.

(b) Pro forma financial information.

The unaudited pro forma Combined Condensed financial statements of the Partnership after giving effect to the Bridger Logistics Acquisition as of January 31, 2015 and for the year ended July 31, 2014 and the six months ended January 31, 2015 are included as Exhibit 99.6 to this Current Report on Form 8-K and are incorporated into this Item 9.01 by reference.

The unaudited pro forma Combined Condensed financial statements of the Operating Partnership after giving effect to the Bridger Logistics Acquisition as of January 31, 2015 and for the year ended July 31, 2014 and the six months ended January 31, 2015 are included as Exhibit 99.7 to this Current Report on Form 8-K and are incorporated into this Item 9.01 by reference.

(d) Exhibits.

Exhibit Number	Description

23.1	Consent of KPMG LLP, independent auditors.

23.2	Consent of James, Hardy, Haley CPA, independent auditors.

99.1	Preliminary estimates of unaudited results for Ferrellgas Partners, L.P. for the nine months ended April 30, 2015.

99.2	Preliminary estimates of unaudited results for Ferrellgas, L.P. for the nine months ended April 30, 2015.

99.3

Business Description of Bridger Logistics, LLC, Selected Financial Data of Bridger Logistics, LLC and Management’s Discussion and Analysis of Financial Condition and Results of Operations of Bridger Logistics, LLC.

99.4	Audited Consolidated Financial Statements of Bridger Logistics, LLC as of and for the years ended December 31, 2014, 2013 and 2012 and the notes thereto.

99.5	Unaudited Consolidated Financial Statements of Bridger Logistics, LLC as of March 31, 2015 and for the quarters ended March 31, 2015 and 2014 and the notes thereto.

99.6

Unaudited Pro Forma Combined Condensed Financial Statements of Ferrellgas Partners, L.P. as of January 31, 2015 and for the year ended July 31, 2014 and the six months ended January 31, 2015 and the notes thereto.

99.7

Unaudited Pro Forma Combined Condensed Financial Statements of Ferrellgas, L.P. as of January 31, 2015 and for the year ended July 31, 2014 and the six months ended January 31, 2015 and the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERRELLGAS PARTNERS, L.P.
By: Ferrellgas, Inc., its general partner

June 1, 2015	By:
/s/ Alan C. Heitmann
Name: Alan C. Heitmann
Title: Executive Vice President and Chief Financial Officer; Treasurer (Principal Financial and Accounting Officer)

FERRELLGAS PARTNERS FINANCE CORP.

June 1, 2015	By:
/s/ Alan C. Heitmann
Name: Alan C. Heitmann
Title: Chief Financial Officer and Sole Director

FERRELLGAS, L.P.
By: Ferrellgas, Inc., its general partner

June 1, 2015	By:
/s/ Alan C. Heitmann
Name: Alan C. Heitmann
Title: Executive Vice President and Chief Financial Officer; Treasurer (Principal Financial and Accounting Officer)

FERRELLGAS FINANCE CORP.

June 1, 2015	By:
/s/ Alan C. Heitmann
Name: Alan C. Heitmann
Title: Chief Financial Officer and Sole Director

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of KPMG LLP, independent auditors.

23.2	Consent of James, Hardy, Haley CPA, independent auditors.

99.1	Preliminary estimates of unaudited results for Ferrellgas Partners, L.P. for the nine months ended April 30, 2015.

99.2	Preliminary estimates of unaudited results for Ferrellgas, L.P. for the nine months ended April 30, 2015.

99.3

Business Description of Bridger Logistics, LLC, Selected Financial Data of Bridger Logistics, LLC and Management’s Discussion and Analysis of Financial Condition and Results of Operations of Bridger Logistics, LLC.

99.4	Audited Consolidated Financial Statements of Bridger Logistics, LLC as of and for the years ended December 31, 2014, 2013 and 2012 and the notes thereto.

99.5	Unaudited Consolidated Financial Statements of Bridger Logistics, LLC as of March 31, 2015 and for the quarters ended March 31, 2015 and 2014 and the notes thereto.

99.6

Unaudited Pro Forma Combined Condensed Financial Statements of Ferrellgas Partners, L.P. as of January 31, 2015 and for the year ended July 31, 2014 and the six months ended January 31, 2015 and the notes thereto.

99.7

Unaudited Pro Forma Combined Condensed Financial Statements of Ferrellgas, L.P. as of January 31, 2015 and for the year ended July 31, 2014 and the six months ended January 31, 2015 and the notes thereto.